CONTRIBUTION AGREEMENT



         THIS CONTRIBUTION AGREEMENT is made effective the 27th day of February, 1998, by and between:

         TRANSFEROR:       Salem Farm Mobile Home Park, Inc.,
                           a Pennsylvania corporation
                           c/o Brandywine Real Estate
                           Management Service Corporation
                           2 Ponds Edge Drive
                           Chadds Ford, Pennsylvania  19317


         TRANSFEREE:       Asset Investors Operating Partnership, L.P.,
                           a Delaware limited partnership
                           3600 S. Yosemite Street, Suite 900
                           Denver, Colorado 80237


                              W I T N E S S E T H:

         WHEREAS, Transferor is the fee simple owner of certain premises commonly known as SALEM FARM MOBILE HOME PARK located in Bucks County, Pennsylvania, more particularly described in Exhibit "A" attached hereto and made a part hereof (together with all rights and easements appurtenant thereto and all permanent improvements, fixtures and utility systems thereon, being hereinafter collectively referred to as the "Real Property"); and

         WHEREAS, Transferor desires to transfer and contribute the Real Property, the Personal Property (defined below) and the various other rights and privileges described hereinbelow to Transferee in exchange for AIOP Units (defined below) and subject to the terms and conditions hereunder Transferee desires to accept the transfer and contribution of the Real Property and all personal property, fixtures and equipment described in the Schedule of Personal Property attached hereto as Exhibit "B" and made a part hereof (the "Personal Property"), together with all of Transferor's right, title and interest in and to (a) rights of way, reservations, privileges, appurtenances and other estates and rights of Transferor pertaining to the Real Property and improvements; (b) each of the Leases (as defined in paragraph 7(a)(x) herein) and all modifications and amendments thereof, together with all security deposits in Transferor's possession; (c) each of the Service Contracts (as defined in paragraph 7(a)(xiii) herein); (d) all licenses, warranties and guaranties, if any, and all benefits thereof, which effect the improvements on the Real Property or any component thereof; (e) utility rights, all permits, impact fee credits, if available, plans and specifications, site plans, and all marketing, environmental, engineering, architectural reports, if any, of Transferor; (f) occupancy permits and certificates and all other licenses and approvals issued



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with reference to the Property by any governmental or quasi-governmental body or authority; (g) all advertising brochures, and any and all rights to use existing trade names affecting the Property; under the terms and conditions set forth herein (the aforesaid Real Property and Personal Property, together with all of the foregoing items listed in clauses (a) through (g) above, being hereinafter collectively referred to as the "Property").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Transferor and Transferee agree as follows.

         1.  RECITALS.   The  above  recitals  are  true  and  correct  and  are
incorporated herein by reference.

         2. CONTRIBUTION VALUE. The Contribution Value for the Property shall be Seven Hundred Seventy-Four Thousand Six Hundred Thirty-Three and 28/100 Dollars ($774,633.28) (the "Contribution Value"). The Contribution Value for the Property is based upon the assumption that the outstanding principal balance of the mortgage loan from Harleysville National Bank and Trust Company as of the Closing Date shall be exactly Five Hundred Fifty Thousand Three Hundred Sixty-Six and 72/100 Dollars ($550,366.72). The mortgage described in the preceding sentence is referred to as the "Existing Debt" and Transferee agrees that it shall acquire the Property subject to the Existing Debt. If the outstanding principal balance of the Existing Debt is other than as set forth above, the Contribution Value shall be adjusted by subtracting the outstanding principal balance of the Existing Debt from the sum of One Million Three Hundred Twenty-Five Thousand and No/100 Dollars ($1,325,000.00).

         3. EARNEST MONEY DEPOSIT. As an earnest money deposit (the "Earnest Money Deposit"), Transferee has deposited with Chicago Title Insurance Company, 5775-C Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia 30342-1505 (the "Escrow Agent"), the sum of ONE HUNDRED AND NO/100 DOLLARS ($100.00) upon the execution of this Agreement by Transferee, which sum shall be held in escrow and credited toward the Contribution Value at closing or otherwise disbursed by Escrow Agent in accordance with the terms of this Agreement.

         4. ISSUANCE OF AIOP UNITS. As payment of the Contribution Value, at Closing Transferee shall issue to Transferor 44,583 partnership units in Transferee ("AIOP Units"), which are convertible to stock in Asset Investors Corporation ("AIC")(attached hereto as Exhibit "G" is a complete description of the benefits accorded AIOP Units, including conversion rights into shares of common stock of AIC). The value of the AIOP Units is based upon a stock price of AIC equal to $17.375 per share (based upon the February 26, 1998 closing price of the stock). The AIOP Units and AIC stock shall be Rule 144 restricted stock


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for a period of one year from the date of closing.

         Not later than ten (10) days after the execution date, Transferor shall deliver to Transferee executed investor questionnaires (collectively, "Investor Questionnaires") in form and substance satisfactory to Transferee executed by Transferor, the form of which is attached hereto as Exhibit "F". If Transferee determines, in its sole and absolute discretion, that any of the General Partners or Transferors do not meet the definition of "Accredited Investor" as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, then Transferee has the option, in its sole and absolute discretion, of either (i) terminating this Agreement, or (ii) paying cash to Transferor. In the event Transferee chooses to terminate this Agreement pursuant to this paragraph 4, Transferor shall be solely responsible for any and all cancellation charges of Escrow Agent and Title Company (as hereinafter defined), the Earnest Money Deposit shall be immediately returned to Transferee, and this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

         5. CASH REQUIREMENTS FOR CLOSING. To the extent Transferee is liable for any closing costs associated with the transaction described in this Agreement, Transferee shall deliver to Escrow Agent at closing by wire transfer of immediately available funds cash in an amount sufficient to pay such closing costs. To the extent Transferor is liable for any closing costs associated with the transaction described in this Agreement, Transferor shall deliver to Escrow Agent at closing by wire transfer of immediately available funds cash in an amount sufficient to pay such closing costs.

         6. KEY DOCUMENTS. Transferor has furnished to Transferee the following information regarding Transferee's review of the Property:

                   (a) current certified rent roll;

                   (b)  thirty-six  months  of  operating   statements  for  the
Property;

                   (c) All documentation relating to the Property and, to the best of Transferor's knowledge, all documentation required to be submitted to any governmental agency;

                   (d) copies of any engineering, architectural, utilities, soils and asbestos reports;

                   (e) list and copies of all permits held, and consents of governmental authorizations required to operate the Property;

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

                   (f) form of tenant lease;

                   (g) current Inspection Report prepared by Alexander Tudor Architect dated January 23, 1998 (hereinafter "Inspector");

                   (h) copies of notes, mortgages and any other existing financing documents;

                   (i) termite report;

                   (j) all applicable organizational and governing documents for Transferor including partnership agreements, certificates of limited partnership, certificate of good standing, incumbency certificate, articles of organization, regulations and operating agreement (for an LLC); and

                   (k)    current     environmental     audits    prepared    by
EnviroAssessment, Inc. dated February 13, 1998.

                   The  foregoing   shall  be   collectively   deemed  the  "Key
Documents".

         7.       REPRESENTATIONS AND WARRANTIES.

                  (a) To induce Transferee to enter into this Agreement, Transferor makes the following representations and warranties, to the best of Transferor's knowledge and belief, all of which, except as otherwise provided herein, shall survive the Closing for a period of one year from the Closing Date (hereinafter defined):

                            (i)  Transferor is a validly  existing and organized
corporation under the laws of the State of Pennsylvania, and has full power, authority and legal right to execute and deliver, and to perform its obligations under this Agreement, and such execution, delivery and performance will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order by which it is bound, or by any of the provisions of any contract to which Transferor is a party or by which it is bound.

                            (ii) This  Agreement and the  obligations  hereunder
are legal, valid and binding obligations of Transferor, enforceable in accordance with their terms, all required action and approvals have been duly taken and obtained, and there are no claims, defenses, personal or otherwise, whatsoever to the enforceability or validity hereto.

                            (iii) All of the items, lists and copies supplied or
made available to Transferee by Transferor and its agents under this Agreement, including, but not limited to, the Key Documents, are all of such items and are true and correct (to the extent prepared by Transferor or its employees), complete and current list and copies as of the date furnished. The agreements,


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

representations and warranties made by Transferor in this Agreement, in the documents, instruments, reports and other information delivered to Transferee hereunder, shall each be true and correct in all material respects on and as of the Closing Date (provided, to the extent any document, instrument or report delivered or made available to Transferee hereunder was not prepared by Transferor or its employees, Transferor does not warrant the correctness of, or the information contained in, such document, instrument or report, but only that it is a true and complete copy of such document, instrument or report, prepared by such third party and that Transferor has no actual knowledge that any information contained therein is not true and correct), with the same force and effect as though they had been made or given on and as of the Closing Date, subject only to the qualifications that on the date of Closing, Transferor may update any of such documents, instruments, reports and other information to accurately reflect only such changes therein between the date hereof and the Closing Date as have occurred in the ordinary course of business or which are permitted by this Agreement and which, in either event, do not materially or adversely affect the Property or the operation thereof.

                            (iv)  There  are  no  outstanding  claims,  notices,
orders or directives delivered to or served upon Transferor or its agents, or of which Transferor is aware, issued by any department or agency of any government having jurisdiction over the Property, or by any private party which is the beneficiary of any recorded covenant, condition, restriction, easement or other right affecting the Property ("Private Rights"), alleging or pertaining to any violation of law, code or ordinance or of Private Rights affecting the Property or any part thereof, or requiring any work to be done upon or about the Property or any part thereof. Transferor has not received any notice of, and to the best of Transferor's knowledge there are no violations of any law, permit, code or ordinance or Private Rights affecting, pertaining to or committed on the Property or any portion thereof.

                            (v) Based on that certain  owner's title  commitment
issued in connection with this transaction by Chicago Title Insurance Company in connection with this transaction, and without any knowledge of Transferor to the contrary, Transferor has good, marketable, insurable and indefeasible fee simple title to the Real Property, free and clear of all liens, encumbrances, restrictions, security interests, covenants, conditions and other matters in any way affecting title to the Real Property other than current taxes, zoning regulations and those title exceptions listed and described on Exhibit "C" attached hereto (the "Permitted Exceptions").

                            (vi)  Transferor  has  received  no  notice  of  any
pending or threatened condemnation or similar proceeding affecting the Real Property or any part thereof and Transferor has no knowledge that any such proceeding is presently contemplated; and the Property is free from damage or


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

destruction due to any casualty loss except as described in the Inspection Report prepared by Inspector.

                            (vii)  Except as set forth in  Exhibit  "G"  hereto,
There are no actions, suits or other legal or administrative proceedings, including bankruptcy proceedings, pending or actually threatened, against or involving Transferor or the Property and Transferor is not aware of any facts which might result in any such action, suit or other proceeding.

                            (viii) No goods or services have been contracted for
by Transferor or furnished to the Real Property on Transferor's behalf which might give rise to any mechanic's liens upon or affecting all or any part of the Real Property.

                            (ix) The right to assign the name "SALEM FARM MOBILE
HOME PARK" by which the Property is commonly known and to use that name in the operation of the Property has been assigned by the Transferor to Transferee without warranty, provided, however, that Transferee shall not be legally bound or under any legal obligation to use said name.

                            (x)  There  are no  leases  which  affect  the  Real
Property except as set forth in the rent roll ("Rent Roll") delivered to Transferee (the "Leases") and the information contained on the Rent Roll is true and correct. All extensions and concessions are set forth on the Rent Roll. The form lease delivered to Transferee is a true copy of the current lease form presently used for tenant Leases, complete with all amendments, modifications, options and extensions thereto.

                            (xi) All of the security deposits,  which term shall
include any interest required to be paid thereon, if any, in regard to the Property, to which any tenants may have a claim, will be paid to Transferee on the date of Closing or will be applied in reduction of the payment due Transferor at such time; thereafter, the responsibility for security deposits will be that of Transferee. Transferor agrees to provide Transferee with an itemized schedule of such security deposits on the Closing Date.

                            (xii)  Transferor has not received  actual notice of
any pending proceedings before any legal or administrative agency having jurisdiction over the Property with respect to any increase of real estate taxes or other assessments on the Property; to Transferor's knowledge, there are no existing or pending assessments for public or capital improvements or the like;

                            (xiii)   Transferor   has  not  contracted  for  any
services or employment and has made no commitments or obligations therefor which will bind Transferee as a successor in interest with respect to the Property except those contracts listed in Exhibit "D" (the "Service Contracts"). At closing, Transferor shall assign to Transferee all of its right, title and


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

interest in and to the Service Contracts and warranties and guaranties; provided, however, that Transferee shall have the right after closing hereunder to terminate any such Service Contracts as of the Closing Date, unless termination is prohibited in any such Service Contract. Amounts paid or payable under the Service Contracts shall be prorated between the parties at the Closing and credits shall be given the parties as appropriate to such prorations.

                            (xiv)  *Transferor  has  received no written  notice
that the current use of the Property, the Leases, and the rules and regulations violate the Federal Fair Housing Act. Transferor further represents and warrants it has received no written notice that the use of the Property, the Leases, and rules and regulations do not meet the requirements to qualify the Property for the exemptions for housing for older persons under the Fair Housing Act of 1988.

                            (xv) No rents or other  deposits  are or will on the
Closing Date be held by Transferor, except for prepaid rents for the current month (which shall be prorated at Closing); and no commissions or other fees payable to any person, entity or agent are due on the rentals collected or to be collected under the Leases.

                            (xvi) Based on certificates,  licenses,  permits and
approvals, currently existing, including, as applicable, the Key Documents, the Property is and may be used for its current operation as a rental mobile home community and for the purposes for which the improvements thereon were constructed and may continue to operate, based upon laws and ordinances in effect on the date hereof, without violating any federal, state, local or any other governmental building, zoning, environmental, health, safety, platting, subdivision or other statute, ordinance or regulation or any applicable private restriction; and necessary permits for such use and operation have been obtained and are in full force and effect. No notice of violation of any of the foregoing has been received by Transferor.

                            (xvii)   Based  on  the  survey   prepared  for  the
Property, no building or other improvement on the Property relies on any premises other than the Property to fulfill any governmental or applicable private requirement, except for appurtenant easements of record.

                            (xviii) To the best of  Transferor's  knowledge  and
belief, based upon existing certificates of occupancy and other certificates, licenses, permits, approvals and current zoning letter, all improvements on the Property fully conform in all material respects with all zoning regulations and building codes applicable at the time of their issuance (and Transferor has received no notice of any changes that are required to be implemented at the Property) and with all private restrictions, and none of the buildings or improvements located on the Property are prior non-conforming structures under the current applicable zoning regulations.

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

                            (xix)  *Transferor  hereby  represents  and warrants
that during the period of its ownership and control over the Property, Transferor has not knowingly permitted, and Transferor has no knowledge of, (other than anything disclosed in the Environmental Site Assessment prepared by EnviroAssessment, Inc.) the presence, disposal, release or threatened release of any Hazardous Substance (as hereinafter defined) on, into, from or under the Property or improvements constructed thereon, by or through Transferor, any tenant (present or former) or any party whatsoever. As used in this Agreement, the term "Hazardous Substance" means any waste oil, solvent mixture, or any hazardous, toxic or dangerous substance, waste or material which is or becomes regulated under any federal, state or local statute, ordinance, rule, regulation or other law now or hereafter in effect pertaining to environmental protection, contamination or clean-up, including without limitation any substance, waste or material which now or hereafter is (i) designated as a "solid or hazardous substance" under or pursuant to the Federal Water Pollution Control Act (33 U.S.C. ss. 1257 et seq.), (ii) defined as a "hazardous waste" under or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.),
(iii) defined as a "hazardous substance" in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), (iv) defined as a "hazardous air pollutant" under or pursuant to the Federal Clean Air Act (42 U.S.C. ss. 7401 et seq.), (v) defined as a hazardous, toxic or dangerous substance under or pursuant to any so-called "Superfund" or "Superlien" law, (vi) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "pollutant," "hazardous substance," "hazardous material," "petroleum product," or "pollutant" under or pursuant to Pennsylvania statutes and regulations.

                            (xx)   *Transferor   further   represents  that,  to
Transferor's knowledge (based solely on actual knowledge of Transferor and upon existing environmental assessments, reports and studies prepared by EnviroAssessment, Inc.) there was no presence, disposal, release or threatened release of any Hazardous Substance on, from, or under the Property prior to Transferor's acquisition of ownership or control of the Property.

                            (xxi)  *Transferor  further  represents and warrants
that to Transferor's knowledge and based on that certain environmental assessment report prepared by EnviroAssessment, Inc., the Property (including underlying soil and groundwater conditions) is not currently in violation of any state, local, federal or other law, statute, regulation, code, ordinance, decree or order relating to hygienic or environmental conditions, and that during Transferor's ownership of the Property, to Transferor's knowledge, no party has used, generated, stored, or disposed of any flammable explosives, radioactive materials, Hazardous Substance, toxic substances or related materials, on, under or about the Property, except, if any, in accordance with applicable law.

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

                            For   purposes   hereof,   the   terms   "disposal",
"release", and "threatened release" shall mean and include the definitions thereof set forth in the Comprehensive Environmental Response, Compensation and Liability Act and all other federal, state, county, local and other laws, ordinances, codes, statutes, rules, regulations, decrees and orders relating to or imposing liability or standards of conduct regarding environmental or hygienic matters.

                            (xxii) Intentionally Omitted.

                            (xxiii) No persons  or  entities  have any rights to
use any improvements or amenities situate on the Property, with the exception of any easements shown on the owner's title commitment issued in connection with this transaction, any items shown on the current survey of the Property, tenants of the Property under the Leases and the rights of the respective lessees under the cable lease, if any.

                            (xxiv)  *Based on the current  zoning letter for the
Property, and with no reason to suspect otherwise and with no actual notice to the contrary, the present use of the Property as a rental mobile home community with all existing amenities is a valid and permitted use under the zoning and land use codes applicable to the Property. In the event of a casualty, the current improvements and use of the Property could be rebuilt, including the current existing density and current approved density.

                            (xxv)  Transferor  owns no right of first refusal or
option or similar rights regarding the purchase of any property contiguous to the land described in Exhibit "A" hereto and if Transferor shall obtain any of the same prior to Closing, Transferor covenants to so advise Transferee, and Transferee at its option, may require from Transferor at Closing an assignment of such rights, without payment of additional consideration.

                            (xxvi)  *Based on, and except as  disclosed  in that
certain Inspection Report prepared by Inspector, the Property, to the extent applicable, and with no knowledge of such to the contrary, is in compliance with the Americans With Disabilities Act, the Federal Fair Housing Act and any similar Pennsylvania statutes.

                  Notwithstanding anything to the contrary contained herein, the representations and warranties in paragraph 7(a) above which are noted with an asterisk (*) shall survive Closing and shall not be limited by the one-year survival language contained in paragraph 7(a) above.

                  (b)  In  addition   to  the   foregoing,   Transferor   hereby
represents, warrants and agrees, on behalf of itself (which representation and warranties shall survive Closing):

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                            (i)  Transferor  is, and at the Closing  will be, an
"Accredited Investor" as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act").

                            (ii)  Transferor  has had access to such  additional
financial and other information, and has been afforded the opportunity to ask questions of representatives of the Transferee and AIC (defined below), and to receive answers to those questions, as they have deemed necessary in connection with the acquisition of the AIOP Units that may be acquired pursuant hereto.

                            (iii)  Transferor  (i)  acknowledges  that  the AIOP
Units that will be acquired pursuant to this Agreement are being acquired in transactions not involving any public offering within the meaning of the Act, and that the AIOP Units have not been registered and may never be registered under the Act, and (ii) agrees not to offer, sell, transfer or otherwise dispose of all or any portion of the AIOP Units in the absence of registration under the Act unless it delivers to the Transferee an opinion of counsel reasonably satisfactory to the Transferee, in form and substance satisfactory to the Transferee, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or blue sky laws.

                            (iv)  Transferor  acknowledges  and agrees  that the
AIOP Units will be in the form of physical certificates and that unless such AIOP Units shall have been registered under the Act, the certificates will bear a legend to the following effect:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                            (v) Transferor (i) has such knowledge and experience
in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the AIOP Units and is able to bear the economic risk of a loss of an investment in the AIOP Units and (ii) is not acquiring any AIOP Units with a view to the distribution of the AIOP Units or any present intention of offering or selling any of the AIOP Units in a transaction that would violate the Act or the securities laws of any state or any other applicable jurisdiction.

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

                            (vi)  With  respect  to  individual  tax  and  other
economic considerations involved in the transactions contemplated by this Agreement, including an investment in AIOP Units, Transferor is not relying on Transferee or any agent or representative of Transferee. Transferor has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the AIOP Units for its particular tax and financial situation and has determined that the AIOP Units being acquired by Transferor is a suitable investment for Transferor.

                            (vii) No representations or warranties by Transferor
in this subparagraph (b) nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to the Transferee pursuant to this subparagraph (b) or in connection with the transactions contemplated in this subparagraph (b), contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                   (c) To induce Transferor to enter into this Agreement Transferee represents and warrants, to the best of Transferee's knowledge and belief, that Transferee has the right, power and authority to enter into this Agreement and to perform its obligations hereunder and the persons executing this Agreement on behalf of Transferee have been duly authorized by Transferee to do so.

         8.       TITLE INSURANCE.

                  (a) Transferor has, at Transferee's expense, delivered to Transferee and Transferee's attorney with a copy provided to Transferor's attorney, a preliminary owner's title insurance commitment issued by Chicago Title Insurance Company, Commitment Number 9781-00929, together with copies of all exception documents referred to therein. The commitment and policy to be issued pursuant thereto shall be paid for by Transferee, shall be issued at the minimum promulgated rate, and shall be in an amount equal to the amount of the Contribution Value. The policy and commitment shall be in a current ALTA standard form "B", except that there shall be no exceptions other than the Permitted Exceptions (defined in paragraph 7(a)(v) above). All standard title policy exceptions shall be deleted. The policy shall insure marketable title.

                  (b) The agent for the title insurance company shall be in attendance at the closing and be in a position to issue the title policy upon recording the appropriate documents and insure that Transferor has complied with all requirements set forth under applicable law to extinguish any right of purchase or rescission in favor of any tenants or homeowners association, if any, upon the execution and delivery of the statutory affidavit to be executed by Transferor and to insure the Real Property free and clear of all exceptions to title other matters not objected to by Transferee.

          9. SURVEY. Transferee has at its expense obtained a current survey of the Real Property.

         10. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES. The representations and warranties of Transferor contained in this Agreement shall be true and correct on the Closing Date. Transferor, by having closed the transfer and contribution provided for in this Agreement, shall be deemed conclusively to have certified that as of the Closing Date all such representations and warranties were true and correct on the Closing Date.

         11. CLOSING. The transfer and contribution contemplated by this Agreement shall be closed effective as of February 27, 1998 and consummated on or before February 28, 1998 (the "Closing Date"). Closing shall be at the offices of Transferee's counsel or, at Transferee's option, may be effected through the mail as coordinated by counsel for Transferor and Transferee. The closing shall be at 10:00 A.M. on the Closing Date unless otherwise agreed by the parties or their counsel. At the closing, Transferor and, as applicable, Transferee shall execute and deliver the following documents in form acceptable to Transferee and/or undertake the following:

                   (a) All corporate and/or partnership certifications, resolutions and approvals necessary to evidence both the Transferor's and Transferee's authority to enter into and consummate the transactions contemplated by this Agreement.

                   (b) Special Warranty Deed from Transferor to Transferee conveying title to the Real Property to Transferee free and clear of all liens, encumbrances and matters other than the Permitted Exceptions.

                   (c) Bill of Sale (in form and content acceptable to both parties) from Transferor to Transferee transferring the Personal Property free and clear of all liens and encumbrances together with the original Motor Vehicle Certificate of Title (properly endorsed and lien free) for each mobile home unit and motor vehicle to be contributed in accordance with this Agreement In the event Transferor does not have the original Motor Vehicle Certificate of Title (or Manufacturer's Statement of Origin ("MSO")) at closing, Transferor covenants and agrees to deliver to Transferee the original Motor Vehicle Certificate of Title (or MSO), properly endorsed and lien free, within thirty (30) days after the Closing Date.

                   (d) Affidavit of No Liens by Transferor.

                   (e) Gap Affidavit by Transferor.

                   (f) Affidavit of Non-Foreign Status by Transferor.

                   (g) Affidavit of Compliance by Transferor attesting that Transferor has complied with all applicable provisions of Pennsylvania and

Federal laws and regulations relating to mobile home park communities.

                   (h) Certified rent roll dated and accurate as of the Closing Date and certified by Transferor to Transferee.

                   (i) Assignment from Transferor to Transferee assigning all of Transferor's right, title and interest, to the extent it exists and without representation or warranty, in and to the name by which the Property is commonly known, and in all authorizations, permits, and licenses relating to the operation of the Property which are assignable by Transferor, if any, and all Leases, Service Contracts and other items required to be assigned as set forth in this Agreement free and clear of all liens and encumbrances except for the Permitted Exceptions; all of which shall be assumed by Transferee effective from and after the Closing Date. Transferor shall undertake all action, and execute all forms, required by all governmental authorities and contract vendors to effect this assignment.

                   (j) Assignment by Transferor, to the extent they exist and without representation or warranty, of all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which Transferor may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Property; all of which shall be assumed by Transferee effective from and after the Closing Date.

                   (k) Assignment by Transferor, to the extent they exist to Transferee of all agreements and rights, if any, which Transferor has for access and utilities to service the Property (but not utility deposits); all of which shall be assumed by Transferee effective from and after the Closing Date.

                   (l) Transferor covenants and agrees to transfer, or cause to be transferred, to Transferee or to Transferee's designee, at closing or within sixty (60) days after closing, the Motor Vehicle Dealer Licenses utilized in connection with the Property.

                   (m) Closing Statement by Transferor and Transferee.

                   (n) Such other documents as are reasonably necessary to close and consummate the transfer and contribution contemplated by this Agreement.

                   (o) Transferor shall deliver and assign to Transferee all existing plans and specifications, marketing, engineering, architectural, and environmental reports, site plans and advertising brochures relating to the improvements located upon the Property which are in Transferor's possession or reasonably accessible to Transferor.

                   (p) Transferor shall deliver and assign to Transferee all of Transferor's right, title and interest, if any, in and to all licenses, approvals, permits, certificates of occupancy, impact fee credits, mobile home titles (for Transferor owned mobile home units, if any) and such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof which are legally assignable by Transferor, if any.

                   (q) Transferee shall deliver the AIOP Units.

         12. CLOSING COSTS. Transferor shall pay for the cost of any corrective documents required for marketable and insurable title and the recording of the Warranty Deed, and one-half (1/2) of the state transfer tax on the Warranty Deed. Transferee shall pay for the survey, title commitment, title policy, one-half (1/2) of the state transfer tax on the Warranty Deed, and any environmental audits and other studies ordered by Transferee. Each party shall bear its own attorneys' fees and other professional costs, except as otherwise provided for herein.

         13. PRORATIONS. Except as otherwise set forth in this Agreement regardless of the actual Closing Date, all taxes and other operating expenses and revenue of the Property shall be prorated as of February 28, 1998 at midnight. Taxes shall be prorated based upon the current year's tax taking into account the maximum available discount. If the closing takes place and the current year's taxes are not fixed and the current year's assessment is available, taxes shall be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, then taxes shall be prorated on the prior year's tax taking into account the maximum available discount. In the event the tax proration is incorrect on the Closing Date because the property is reassessed for the tax year 1998 by Bucks County subsequent to the Closing Date, Transferee or Transferor shall be entitled, as the case may be, to a reproration of such taxes upon written request made to the other party. Transferor or Transferee shall remit the reproration adjustment amount requested within thirty (30) days of request therefor. In the event Transferor or Transferee fails to remit the reproration amount requested within said thirty (30) day period, the party seeking reimbursement shall be entitled to all costs of collection, including all attorneys' fees and costs incurred in collection thereof and the amount owing shall bear interest at the rate of fifteen percent (15%) until paid, it being acknowledged that this right shall survive closing and delivery of the Deed. Certified, ratified and confirmed special assessments shall be paid by Transferor. Special assessment liens pending as of the Closing Date shall be assumed by Transferee. Any rents received by Transferor in respect of the period after the Closing Date shall be promptly remitted to Transferee. With regard to delinquent rents, if any, Transferee shall not be held responsible for and Transferee shall not be required to institute any proceedings whatsoever to collect such delinquent rents. All rents collected by Transferee during the first ninety (90) days after closing shall be first applied to current rents due and then to any delinquency. This obligation to remit shall survive the Closing and delivery of the Deed for a period of ninety (90) days. Transferor shall deliver to Transferee at the closing copies of such statements, invoices, bills and receipts as shall be requested by Transferee to enable Transferee to verify the accuracy of the amounts of any prorations made pursuant to this paragraph. Transferee shall be credited at closing with all advance rentals and tenant security deposits previously paid to Transferor (unless Transferor elects to deliver to Transferee at Closing, by wire transfer of immediately available funds, a sum of money equal to the security deposits paid to Transferor by tenants of the Property, in which event there shall be no credit for security deposits). All prorations shall be made so that Transferor has the benefit of all income and the burden of all expenses up to and including February 28, 1998 and Transferee has the benefit of all income and the burden of all expenses after February 28, 1998.

         14. PERSONAL PROPERTY. Transferor represents that it is the owner of all of the Personal Property free and clear of any and all liens and encumbrances other than the Permitted Exceptions. Transferor agrees that it shall not remove from the Real Property any of the Personal Property currently used or useful in connection with the operation of the Real Property as a rental mobile home community except as may be required in the ordinary course of business for repair or replacement; any such replacement of an item of Personal Property pending Closing hereunder to be with a similar item or items of Personal Property of equal quality and quantity and free and clear of any liens and encumbrances other than mortgages, security agreements and financing statements to be released or satisfied of record at or prior to Closing hereunder.

         15. CONDEMNATION. If, prior to closing, all or any part of the Real Property is taken by any governmental authority under its power of eminent domain, Transferee shall have the option, to be exercised within ten (10) days after Transferee receives written notice from Transferor of same:

                  (a) To take title to the Property at closing without any abatement or adjustment in the Contribution Value, in which event Transferor shall unconditionally assign its rights in the condemnation award to Transferee (or Transferee shall receive the condemnation award from Transferor if it has already been paid to Transferor prior to closing); or

                  (b) To terminate this Agreement, whereupon the duties and obligations of each of the parties hereto shall end and Transferee shall be entitled to the prompt return from Escrow Agent of the Earnest Money Deposit and all interest earned thereon.

         16. RISK OF LOSS. Risk of loss by damage or destruction to the Property prior to closing shall be borne by Transferor. In the event of substantial damage (i.e. in an amount in excess of $100,000.00) to said Property prior to the closing by fire or other casualty:

                   (a) Transferor shall give prompt notice of such damage to Transferee;

                   (b) Transferor shall furnish Transferee promptly with an estimate of the cost of the restoration, replacement or repair of such damage; and

                   (c) Transferee shall have the option to:

                            (i) terminate  this  Agreement and obtain the prompt
return from Escrow Agent of its Earnest Money Deposit and all interest earned thereon; or

                            (ii) take title to the  Property at closing  without
any abatement or adjustment in the Contribution Value, in which event Transferor shall unconditionally assign its rights in any insurance proceeds to Transferee (or Transferee shall receive the insurance proceeds paid to Transferor if they have already been paid prior to closing), together with payment from Transferor to Transferee of the amount of the deductible under any of Transferor's insurance policies.

         17. ASSIGNMENT OF NAME. At closing, Transferor shall assign to Transferee, without limitation, all of its right, title and interest in the name by which the Property is commonly known hereinbefore referred to.

         18. SUPPLIES. Inventories of supplies, including but not limited to paint, toilet tissue, soap, paper towels and all cleaning materials, if any located on the Real Property on the Closing Date shall be transferred to Transferee at no additional cost at the time of closing and shall be covered by the Bill of Sale.

         19. INDEMNITY. Transferor agrees to indemnify and hold Transferee harmless of and from all loss, cost, damage and expense of every kind, including reasonable attorneys' fees, which Transferee shall sustain or become liable for resulting from (a) breach of any covenant, representation or warranty contained in this Agreement; or (b) Transferor's ownership of the Property. Transferee agrees to indemnify and hold Transferor harmless of and from all loss, cost, damage and expense of every kind, including reasonable attorneys' fees, which Transferor shall sustain or become liable for resulting from Transferee's ownership of the Property from and after the Closing Date. The foregoing indemnity and all other indemnities contained in this Agreement shall survive closing.

         20. DEFAULT BY TRANSFEROR. If, under the provisions of this Agreement, Transferor shall be obligated to transfer and contribute the Property but fails to do so within the applicable period provided for closing and such default continues for a period of fifteen (15) days after written notice thereof from Transferee to Transferor, or shall otherwise fail to perform any of the other obligations of Transferor hereunder within the required time period, Transferee shall have the option, to be exercised in its sole discretion, to: (a) apply to the Circuit Court of the County where the Real Property is located to seek to have specific performance under this Agreement and in such action shall have the right to recover damages suffered by Transferee by reason of the delay in Transferee's acquisition of the Property; or (b) sue Transferor for damages sustained by Transferee by reason of the default of Transferor; or (c) obtain the prompt return from Escrow Agent of the Earnest Money Deposit, with interest, together with any other amounts due and owing to Transferee pursuant to the terms of this Agreement, and thereafter terminate this Agreement.

         21. DEFAULT BY TRANSFEREE. If, under the provisions of this Agreement, Transferee shall be obligated to accept the transfer and contribution of the Property but fails to do so within the applicable period provided for closing, and such default continues for a period of fifteen (15) days after written notice thereof from Transferor to Transferee, Transferor's sole right and exclusive remedy against Transferee shall be to obtain the Earnest Money Deposit
(a) as consideration for the execution of this Agreement; (b) as agreed on liquidated damages sustained by Transferor because of such default by Transferee (the parties hereto agreeing that the retention of such funds shall not be deemed a penalty, and recognizing the impossibility of precisely ascertaining the amount of damages to Transferor because of such default and hereby declaring and agreeing that the sum so retained is and represents the reasonable damages of Transferor); (c) in full settlement of any claims of damages and in lieu of a specific performance by Transferor against Transferee; and (d) in consideration for the full and absolute release of Transferee by Transferor of any and all further obligations under this Agreement. In the event Transferee defaults hereunder, Transferee shall forthwith on demand by Transferor return to Transferor all title papers and other documents relating to the Property, including Transferee's copy of this Agreement.

         22.  INTENTIONALLY OMITTED.

         23. BROKER'S COMMISSION. Transferor and Transferee each warrant that there are no real estate or other brokers involved in this transaction and each party shall indemnify and hold harmless the other party from all claims or damages for any brokerage commissions and/or fees being claimed arising out of this transaction resulting from the actions of the defaulting party.

         24. ASSIGNMENT. Transferee shall have the right to assign this Agreement without the prior written consent of Transferor to a single asset entity owned or controlled by Asset Investors Operating Partnership, L.P., a Delaware limited partnership ("AIOP"). In the event of an assignment to an entity owned or controlled by AIOP, Transferee shall have no further liability or responsibility under this Agreement.

         25. SURVIVAL OF AGREEMENT. The terms and conditions of this Agreement which expressly so state shall survive the closing hereof.

         26. TIME IS OF THE ESSENCE. Transferor and Transferee acknowledge that time is of the essence of this Agreement.

         27. MODIFICATIONS. The parties acknowledge that this Agreement is the entire agreement between the parties with respect to the subject matter hereof and that this Agreement cannot be modified without a written agreement executed by both parties.

         28. ATTORNEYS' FEES. In the event of any litigation between the parties arising out of this Agreement, or the collection of any funds due Transferee or Transferor pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred and reasonable attorneys' fees and expenses incurred. As used herein and throughout this Agreement, the term "attorneys' fees" shall be deemed to include all fees incurred whether by attorneys, paralegals, legal assistants or law clerks whether in pretrial, trial, appeal, bankruptcy, collection or declaratory proceedings. The provisions of this paragraph shall survive closing and delivery of the deed.

         29. ESCROW AGENT. The sole responsibility of the Escrow Agent shall be to deposit the Earnest Money Deposit in an account and documents necessary to do so and to disburse said funds according to the terms of this Agreement. In the event of a breach of this Agreement by either Transferor or Transferee, or if, in the sole discretion of the Escrow Agent, some doubt exists as to when, to whom or under what circumstances such Earnest Money Deposit shall be disbursed hereunder, and the parties hereto are unable after ten (10) days' prior written notice thereof from Escrow Agent to agree and direct Escrow Agent, in writing, as to when, to whom or under what circumstances Escrow Agent shall disburse the same, Escrow Agent shall be entitled to interplead said Earnest Money Deposit into the Circuit Court of Atlanta, Georgia, without further liability or responsibility on its part. Costs, expenses and attorneys' fees incurred by Escrow Agent in connection with any such interpleader may be deducted by Escrow Agent from the amount of the Earnest Money Deposit prior to its deposit into the registry of the Court. In any event, however, all parties agree that Escrow Agent shall have no liability or any further responsibility to any party or person whomsoever for any disbursement of the Earnest Money Deposit made by Escrow Agent in good faith unless such disbursement shall constitute a willful breach of the duties and obligations of Escrow Agent under this Agreement or gross negligence on the part of Escrow Agent. The interest received on the Earnest Money Deposit shall be applied to the account of Transferee at closing. The Escrow Agent has executed the receipt attached to this Agreement to confirm that the Escrow Agent is holding and will hold and disburse funds paid in respect of the Contribution Value in escrow pursuant to the provisions of this Agreement and as directed by the parties in the Settlement (Closing) Statement.

         30. NOTICE. Any notice, request, instruction or demand to be given hereunder shall be given as follows:

If to the Transferor:

         To:                        Salem Farm Mobile Home Park, Inc.,
                                    a Pennsylvania corporation
         Address:                   c/o Brandywine Real Estate
                                    Management Service Corporation
                                    2 Ponds Edge Drive
                                    Chadds Ford, Pennsylvania  19317
         Telephone:                 (610) 388-9600
         Fax:                       (610) 388-9616

         With copies to attorney for Transferor:

         To:                        Stradley, Ronan, Stevens & Young, LLP
         Address:                   2600 One Commerce Square
                                    Philadelphia, PA 19103
         Telephone:                 (215) 564-8000
         Fax:                       (215) 564-8120

If to the Transferee:

         To:                        Diane Armstrong
                                    Assistant Vice President
         Address:                   Asset Investors Operations Partnership, L.P.
                                    3410 S. Galena Street
                                    Suite 210
                                    Denver, Colorado  80231
         Telephone:                 303-804-7732
         Fax:                       303-771-3461

         With copies to attorney for Transferee:

         To:                        Stephen J. Mitchell, Esquire
         Address:                   Annis, Mitchell, Cockey, Edwards,
                                    and Roehn, P.A.
                                    201 N. Franklin Street
                                    Suite 2100
                                    Tampa, Florida  33602
         Telephone:                 (813) 229-3321
         Fax:                       (813) 223-9067

If to the Escrow Agent:

         Escrow
          Agent:                    Chicago Title Insurance Company
         Address:                   5775-C Peachtree Dunwoody Road
                                    Suite 200
                                    Atlanta, Georgia  30342-1505
                                    Attn:  Ms. Regina Yoho
         Telephone:                 (404) 303-6300
         Fax:                       (404) 303-6307


         31. NO ASSUMPTION OF LIABILITIES. The parties acknowledge that this transaction contemplates only the transfer and contribution of the Property and that the Transferor is not selling a business nor do the parties intend that Transferee be deemed a successor of Transferor with respect to any liabilities of Transferor to any third parties. Accordingly, in addition to the other terms and conditions of this Agreement, Transferee shall neither assume nor be liable for any payments and benefits to past and/or present employees of Transferor in connection with the business being conducted on or from the Property as may have accrued through the Closing Date, including, but not limited to, salaries, wages, commission, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, taxes or any other form of compensation or fringe benefit.

         32. CONSTRUCTION. This Agreement has been negotiated between the parties, each of whom have been represented by counsel. Accordingly, this Agreement shall not be construed against either party as the drafter of the Agreement in the event of any litigation with respect to it.

         33. INTENTIONALLY OMITTED.

         34. VENUE. Venue for any legal proceeding hereunder shall be in Bucks County, Pennsylvania, except with respect to an interpleader action pursuant to paragraph 29 hereunder which the parties acknowledge shall be instituted in Atlanta, Georgia, pursuant to said paragraph.

         35. WAIVER OF JURY TRIAL. Transferor and Transferee knowingly, voluntarily and intentionally waive any right to trial by jury in respect to any litigation arising out of, under or in connection with this Agreement or the transaction described herein.

         36. EFFECTIVE DATE. Unless otherwise set forth herein, the Effective Date shall be the date on which the later of Transferor and Transferee executes this Agreement, as evidenced by the date inserted below the signature block.

         37. PARTIAL INVALIDITY. If any term or provision of this Agreement shall be held illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

         38. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

         39. FACSIMILE. A facsimile of this Agreement or any portion hereof, including the signature page of any party, shall be deemed an original for all purposes.

         40. SEC AND IRC. Transferor agrees to cooperate with Transferee prior to and after Closing in providing such information as is required by the Internal Revenue Code and by the regulations of the Securities and Exchange Commission.

         41. TAX OPINION. Transferor's obligation to sell the Property to Transferee in accordance with this Agreement is contingent upon Transferor receiving an opinion from Stradley, Ronon, Stevens & Young, LLP confirming that this transaction will qualify as a tax-free exchange.

         42. GUARANTY OF DEBT. Notwithstanding anything herein to the contrary, Transferor, agrees that it shall guaranty the existing debt of Transferee in such amounts and upon such terms and conditions as shall be mutually agreeable to Transferee and Transferor, so that the transaction described in this Agreement shall qualify as a tax-free exchange. The Transferor's guaranty of debt shall be a last recourse guaranty (e.g., the lender shall be required to exhaust all other recourse before exercising its remedies under the guaranty of The Transferor).

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year indicated below.

WITNESSES:                          SALEM FARM MOBILE HOME PARK, INC.,
                                    a Pennsylvania corporation


________________________            By:________________________________
Print Name:_____________               Phillip C. Giovinco,
                                                        President
------------------------
Print Name:_____________

                                                 "Transferor"





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






                                      ASSET INVESTORS OPERATING
                                      PARTNERSHIP, L.P.,
                                      a Delaware limited partnership

                                      By:  Asset Investors Corporation,
                                           a Maryland corporation
                                           authorized to transact business
                                           as Asset Investors Corporation
                                           of Maryland, General Partner



By:_______________________________
                                       Name:__________________________
                                       Title:_________________________


As to Transferee                                 "Transferee"




6374-011-0481745.05

                              EXHIBITS TO AGREEMENT


A.        Legal Description

B.        Schedule of Personal Property

C.        Permitted Exceptions

D.        Service Contracts

E.        Description of Additional Land

F.        Investor Questionnaire

G.        Description of benefits of AIOP Units

H. Indemnity Letter re Maggie Stelzer and Edward Assanowicz vs. Salem Farm Mobile Home Park, Inc.



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